     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON April 30, 1996
                                                     REGISTRATION ________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                             THE DEXTER CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       CONNECTICUT                                     06-0321410
(STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)
                     ONE ELM STREET, WINDSOR LOCKS, CT 06096
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES (ZIP CODE)

                          --------------------------

         THE DEXTER CORPORATION 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                                 BRUCE H. BEATT
                             THE DEXTER CORPORATION
                     ONE ELM STREET, WINDSOR LOCKS, CT 06096
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (860) 292-7675

                          --------------------------

                         CALCULATION OF REGISTRATION FEE

                                                 PROPOSED
                                                  MAXIMUM        PROPOSED
                                                 OFFERING         MAXIMUM              AMOUNT OF
  TITLE OF SECURITIES      AMOUNT TO BE           PRICE          AGGREGATE           REGISTRATION
   TO BE REGISTERED         REGISTERED          PER SHARE(1)  OFFERING PRICE(1)          FEE
   ----------------          ----------         ------------  -----------------          ---

Common Stock, having a par
value of $1.00
per share.................     50,000 shares       $26.75(2)       $1,337,500             $267.50


(1) Estimated solely for the purpose of calculating the registration fee.

(2) Determined pursuant to Rule 457(h) based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange consolidated tape on April 26, 1996.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by The Dexter Corporation with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

                  (a) Annual Report on Form 10-K for the year ended December 31, 1995; and

                  (b) the description of common stock of The Dexter Corporation contained in its Registration Statement on Form 10 filed on January 12, 1968 and all amendments and reports thereafter filed for the purpose of updating such description.

         In addition, all documents filed by The Dexter Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 5.  EXPERTS AND COUNSEL

         The financial statements incorporated herein by reference to The Dexter Corporation Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements similarly incorporated herein by reference to all documents subsequently filed by The Dexter Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are or will be so incorporated in reliance upon the reports of Coopers & Lybrand L.L.P., or other independent accountants, relating to such financial statements and upon the authority of such independent accountants as experts in auditing and accounting in giving such reports to the extent that such firms have examined such financial statements and consented to the use of their reports thereon.

         Counsel who has provided an opinion regarding the legality of the shares of Common Stock being registered hereby is Bruce H. Beatt, One Elm Street, Windsor Locks, Connecticut 06096, who is employed as Vice President, General Counsel and Secretary of The Dexter Corporation. Mr. Beatt is a beneficial owner of shares of Common Stock and has options to purchase additional shares of Common Stock of The Dexter Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Dexter Corporation has no provision for indemnification of directors or officers in its Restated Certificate of Incorporation. Article III,
Section 6 of the By-Laws of The Dexter Corporation provides that it shall indemnify to the full extent permitted and in the manner prescribed by law any director or officer made a party to any action, suit or proceeding by reason of the fact that such person is or was a director, officer or employee of The Dexter Corporation, or served at its request as director, officer or employee of another corporation, against expenses, judgments, fines, penalties and amounts paid in settlement. The Connecticut Corporation Act provides for the indemnification of directors and officers under certain conditions. In addition, The Dexter Corporation maintains insurance that indemnifies directors and officers against certain liabilities.

ITEM 8.  EXHIBITS

         (a)  See Index to Exhibits.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor Locks, Connecticut, on the 30th day of April, 1996.

                               THE DEXTER CORPORATION

                               By: /s/ Bruce H. Beatt
                                  --------------------------------
                                  Bruce H. Beatt
                                  Vice President, General Counsel
                                     and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.



     SIGNATURE                       TITLE                        DATE
     ---------                       -----                        ----

    K. Grahame Walker*      Chairman, President,              April 30, 1996
- ------------------------    Chief Executive Officer
   K. Grahame Walker        and Director (principal
                            executive officer)

    Kathleen Burdett*       Vice President and                April 30, 1996
- ------------------------    Chief Financial Officer
   Kathleen Burdett         (principal financial officer)

    George Collin*          Controller (principal             April 30, 1996
- ------------------------    accounting officer)
   George Collin

    Charles H. Curl*        Director                          April 30 , 1996
- ------------------------
   Charles H. Curl

 Henrietta Holsman Fore*    Director                          April 30, 1996
- ------------------------
 Henrietta Holsman Fore

     SIGNATURE                       TITLE                         DATE
     ---------                       -----                         ----

/s/    Bernard M. Fox*              Director                  April 30, 1996
- ----------------------------
       Bernard M. Fox

/s/    Robert M. Furek*             Director                  April 30, 1996
- ----------------------------
       Robert M. Furek

/s/    Martha Clark Goss*           Director                  April 30, 1996
- ----------------------------
       Martha Clark Goss

                                    Director                  April 30, 1996
- ----------------------------
    Edgar G. Hotard

/s/    Peter G. Kelly*              Director                  April 30, 1996
- ----------------------------
       Peter G. Kelly

/s/  Jean-Francois Saglio*          Director                  April 30, 1996
- ----------------------------
    Jean-Francois Saglio

/s/    Glen L. Urban*               Director                  April 30, 1996
- ----------------------------
       Glen L. Urban

/s/    George M. Whitesides*        Director                  April 30, 1996
- ----------------------------
      George M. Whitesides


*The undersigned by signing his name hereto does sign and execute this Registration Statement pursuant to the Power of Attorney on behalf of the above-named officers and directors and filed contemporaneously herewith with the Commission.

                                                        /s/ Bruce H. Beatt
                                                        -----------------------
                                                            Bruce H. Beatt
                                                            Attorney-in-Fact

                                INDEX TO EXHIBITS

                                                                                      SEQUENTIAL
EXHIBIT NO.                                                                            PAGE NO.
- -----------                                                                            --------

   5           Opinion of Counsel
  23(a)        Consent of Independent Accountants
  24           Power of attorney authorizing
                 representatives to sign this Registration Statement and any and all amendments (including post-effective amendments) to this
                 Registration Statement on behalf of The Dexter Corporation and certain directors and officers thereof.